Exhibit 99.1

FOR IMMEDIATE RELEASE

ANN INC. Provides Update for Fiscal Fourth Quarter and Full Year 2013

New York, NY, February 6, 2014 – ANN INC. (NYSE: ANN) today announced that it expects to report another year of record earnings per share, despite lower than anticipated fourth quarter performance.

Kay Krill, President and Chief Executive Officer, said, “Once again, ANN INC. expects to report record earnings per share for the fiscal year. Our 2013 performance was driven by higher sales and a healthy gross margin rate. In fact, this year marks the Company’s fourth consecutive year of positive comparable sales performance at both the Ann Taylor and LOFT brands.

“We are pleased with the year’s results, despite the fact that the fourth quarter came in lower than anticipated. The Company’s sales, gross margin and EPS for the fourth quarter of 2013 will be higher than the fourth quarter of 2012. However, soft traffic and tepid consumer spending across the industry negatively impacted us, particularly in factory outlet centers and geographic regions that experienced extreme winter weather.

“Looking ahead, we have entered the first quarter with clean inventories and fresh Spring product at both brands. We are well-positioned to continue to maximize the potential at both of our brands, and are highly focused on delivering profitable growth at ANN INC. in the coming year,” Ms. Krill concluded.

Update on Full Year 2013 Outlook

Based on preliminary results, the update to the full year 2013 outlook provided on November 22, 2013 is as follows:

•	Total net sales for fiscal 2013 are now expected to be $2.493 billion, reflecting a total net sales increase of 5% and a comparable sales increase of 2%.

•	Gross margin rate performance is expected to be 53.9%.

•	Total SG&A expenses are expected to be $1.173 billion.

•	The Company’s effective annual tax rate is expected to be 40.5%.

•	Full-year weighted average diluted shares outstanding are expected to be approximately 46.9 million, which includes the effect of participating securities.

•	Capital expenditures are expected to be approximately $150 million.

Update on Fourth Quarter 2013 Outlook

Based on preliminary results, the update to the fourth quarter 2013 outlook provided on November 22, 2013 is as follows:

•	Total Company net sales for the fiscal fourth quarter of 2013 are now expected to be $623 million, reflecting a comparable sales increase of 3%.

•	At the Ann Taylor brand, total comparable sales declined 1%, reflecting an increase of 1% at Ann Taylor, offset by a decline of 6% in the Ann Taylor Factory channel.

•	At the LOFT brand, total comparable sales increased 6%, reflecting an increase of 8% at LOFT, partially offset by a decline of 4% in the LOFT Outlet channel.

•	Gross margin rate for the Company is expected to be approximately 49.2%.

•	Selling, general and administrative expenses are estimated to be $301 million.

•	Total weighted average diluted shares outstanding for the fourth quarter are expected to be approximately 46.6 million, which includes the effect of participating securities.

Fiscal Fourth-Quarter and Year-End 2013 Conference Call Information

ANN INC. (NYSE: ANN) will release its fiscal fourth-quarter and full-year 2013 results on Friday, March 14, 2014. Results will be released over PR Newswire at approximately 8:00 A.M. Eastern Time. The Company will also host a live conference call and simultaneous audio webcast from 8:30 A.M. to 9:30 A.M. Eastern Time which will include comments from management and a question and answer session.

Parties interested in participating in this call should dial in at 888-469-3144 five minutes prior to the start time. The conference access code is 8117215. A recording of the call will be available from March 14 through March 21. To hear the recording, please call 888-567-0389. No conference access code is needed for the call recording.

To access the simultaneous webcast of the conference call (a replay of which will be available), please access the Company’s Investor Relations web site at http://investor.anninc.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements may use the words “expect,” “anticipate,” “plan,” “intend,” “project,” “may,” “believe” and similar expressions. Forward-looking statements also include representations of the expectations or beliefs of the Company concerning future events that involve risks and uncertainties, including:

•	the Company’s ability to anticipate and respond to changing client preferences and fashion trends and provide a balanced assortment of merchandise that satisfies client demands in a timely manner;

•	the effectiveness of the Company’s brand awareness and marketing programs, its ability to maintain the value of its brands and engage new and existing clients;

•	the effect of competitive pressures from other retailers;

•	the Company’s ability to manage inventory levels and changes in merchandise mix;

•	the Company’s reliance on key management and its ability to hire, retain and train qualified associates;

•	the performance and operation of the Company’s websites and the risks associated with Internet sales;

•	the Company’s reliance on third-party manufacturers and key vendors, including operational risks such as reduced production capacity, errors in complying with merchandise specifications, insufficient quality control and failure to meet production deadlines;

•	the impact of fluctuations in sourcing costs, in particular, increases in the costs of raw materials, labor, fuel and transportation;

•	the Company’s ability to successfully implement its business transformation initiatives and upgrade and maintain its information systems, including adequate system security controls, successful transitioning of certain information technology functions to third parties and the ability to operate in accordance with its business continuity plan in the event of a disruption;

•	the Company’s ability to successfully execute brand goals, objectives and new concepts and strategies, including international expansion;

•	the Company’s ability to secure and protect trademarks and other intellectual property rights;

•	a significant change in the regulatory environment applicable to the Company’s business and the Company’s ability to comply with legal and regulatory requirements;

•	the Company’s reliance on foreign sources of production and the associated risks of doing business in foreign markets, including fluctuations in the value of the U.S. dollar against foreign currencies, the imposition of duties or other possible trade law or import restrictions, including legislation relating to import quotas, and financial or political instability in any of the countries in which the Company’s merchandise is manufactured;

•	the potential impact of natural disasters and public health concerns, including severe infectious diseases, acts of war or terrorism in the United States or worldwide, particularly on the Company’s foreign sourcing offices and the manufacturing operations of the Company’s vendors;

•	the Company’s ability to successfully manage store growth and optimize the productivity and profitability of its store portfolio;

•	the impact of a privacy breach and the resulting effect on the Company’s business and reputation;

•	the failure by independent manufacturers to comply with the Company’s social compliance program requirements;

•	the effect of general economic conditions on consumer spending and the Company’s liquidity and capital resources;

•	the Company’s dependence on its Louisville distribution center and third-party distribution facilities and transportation companies, including any significant interruptions due to work stoppages, slowdowns or strikes;

•	the Company’s dependence on shopping malls and other retail centers to attract customers and the impact of potential consolidation of commercial and retail landlords on the Company’s ability to negotiate favorable rental terms;

•	the impact on the Company’s stock price relating to the Company’s level of sales and earnings growth;

•	the Company’s ability to realize its deferred tax assets;

•	the effect of external economic factors on the Company’s future funding obligations for its defined benefit pension plan; and

•	the impact of climate change and extreme or unseasonable weather conditions on the Company’s business.

Further description of these risks and uncertainties and other important factors are set forth in the Company’s latest Annual Report on Form 10-K, including but not limited to Item 1A – Risk Factors and Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations therein, and in the Company’s other filings with the SEC. Although these forward-looking statements reflect the Company’s current expectations concerning future events, actual results may differ materially from current expectations or historical results. The Company does not assume any obligation to publicly update or revise any forward-looking statements at any time for any reason.

About ANN INC.

ANN INC. is the parent Company of Ann Taylor and LOFT, two of the leading women’s specialty retail fashion brands in North America. As of November 2, 2013, the Company operated 1,027 Ann Taylor, Ann Taylor Factory, LOFT and LOFT Outlet stores in 47 states, the District of Columbia, Puerto Rico and Canada. Our Ann Taylor and LOFT brands are also available online in more than 100 countries worldwide at AnnTaylor.com and LOFT.com. Visit ANNINC.com for more information (NYSE: ANN).

Investor Contact:	Press Contact:
Judith Lord	Catherine Fisher
Vice President, Investor Relations	Vice President, Corporate Communications
ANN INC.	ANN INC.
212-541-3300 ext. 3598	212-541-3300 ext. 2199